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                                                                      EXHIBIT 11

           AMERICAN AIRCARRIERS SUPPORT, INCORPORATED AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (Unaudited)

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
                                                                                       Year               Year
                                                                                       Ended             Ended
                                                                                   December 31,       December 31,
                                                                                        1998               1997
                                                                                   -----------        ------------

Pro forma data:

Net income as reported                                                             $ 6,764,609          $ 4,073,355
Pro forma income tax expense                                                         2,570,551            1,629,300
                                                                                   -----------          -----------
Pro forma net income                                                               $ 4,194,058          $ 2,444,055
                                                                                   ===========          ===========


Pro forma basic earnings per share                                                    $   0.76             $   0.60
                                                                                      ========             ========
Pro forma diluted earnings per share                                                  $   0.76             $   0.60
                                                                                      ========             ========

Pro forma weighted average shares outstanding:

                                                                                       5,512,533          4,100,000
                                                                                   =============      =============
    Diluted                                                                            5,517,597          4,100,000
                                                                                   =============      =============


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